                                                                   EXHIBIT 10.38

                               VOTING AGREEMENT


                                 by and among

                           LITTLEJOHN FUND II, L.P.,

                              PAMECO CORPORATION

                                      and

                                TERBEM LIMITED


                                  dated as of


                               February 18, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
1.   Agreements to Vote; Irrevocable Proxy....................................    1
2.   Restrictions on Transfers of Securities..................................    3
3.   Stock Splits.............................................................    3
4.   Representations and Warranties of the Shareholder........................    3
5.   Termination..............................................................    4
6.   Certain Covenants of the Shareholder.....................................    4
7.   Stop Transfer Instructions...............................................    4
8.   Survival of Representations and Warranties...............................    4
9.   Certain Definitions......................................................    5
10.  Entire Agreement; Amendment..............................................    5
11.  Successors and Assigns...................................................    5
12.  Governing Law; Consent to Jurisdiction...................................    5
13.  Injunctive Relief........................................................    5
14.  Counterparts; Facsimile Signatures.......................................    6
15.  Severability.............................................................    6
16.  Further Assurances.......................................................    6
17.  No Third Party Beneficiaries; No Partnership or Fiduciary Relationship...    6
18.  Legal Expenses...........................................................    6
19.  Interpretation...........................................................    6
20.  Effectiveness............................................................    7

                               VOTING AGREEMENT
                               ----------------

          VOTING AGREEMENT (this "Agreement"), dated as of February, 15, 2000, by and among Littlejohn Fund II, L.P., a Delaware limited partnership ("Littlejohn"), Terbem Limited, a British Virgin Islands international business company (the "Shareholder"), and Pameco Corporation, a Georgia corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, as of the time this Agreement becomes effective in accordance with Section 20 hereof, the Shareholder owns such number of shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), indicated next to its name on Schedule 1 attached hereto;

          WHEREAS, the Company, Littlejohn and the Shareholder have agreed to provide for certain agreement with respect to the voting and transfer of Securities (as defined below) owned by the Shareholder pursuant to this Agreement; and

          WHEREAS, this Agreement is being entered into in order to induce Littlejohn to enter into the Securities Purchase Agreement, dated February 16, 2000 by and among the Company, Quilvest and Littlejohn ("the Purchase Agreement"), and to consummate the Contemplated Transactions (as defined in the Purchase Agreement).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other, good and valuable consideration, and intending to be legally bound hereby, the parties hereto hereby agree, as of the Effective Time, as follows:

          1.   Agreements to Vote; Irrevocable Proxy.
               -------------------------------------

               1.1. Voting for the Matters to be Considered. The Shareholder
                    ---------------------------------------
hereby agrees that, until the Required Approval (as defined in the Purchase Agreement) is obtained or the Company's shareholders vote to reject the matters contemplated to be voted on pursuant to Section 7.6 of the Purchase Agreement (the "Matters to be Considered"), whichever shall occur first (the "Termination Date"), at any meeting of the shareholders, however called, it shall:

                    (a) vote all Securities which are entitled by the GBCC, the Articles of Incorporation or the By-laws to be voted ("Voting Securities") and which are beneficially owned (as defined in the Securities Exchange Act of 1934) by it, in favor of the Matters to be Considered;

                    (b) vote all Voting Securities beneficially owned by it against any action or agreement that, to its knowledge, would result in a breach of any covenant, obligation or agreement or any representation or warranty of the Company or Quilvest under or pursuant to the Purchase Agreement;

                    (c) vote all Voting Securities beneficially owned by it against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage obtaining the Required Approval, including (i) any corporate transaction not entered into in the ordinary course of business, including a merger, other business combination, reorganization, consolidation, recapitalization, dissolution or liquidation involving the Company, (ii) a sale or transfer of a material amount of assets of Company, (iii) any change in the board of directors of Company, except in accordance with the Purchase Agreement,
(iv) any change in the capitalization of the Company (except in accordance with the Purchase Agreement), (v) any change in the Articles of Incorporation, By-laws or other organizational or constitutive documents of the Company, except in accordance with the Purchase Agreement, or (vi) any other material change in the corporate structure or business of the Company; the Shareholder acknowledges receipt and review of a copy of the Purchase Agreement; and

                    (d) vote all Voting Securities beneficially owned by it for those nominees to serve as directors of the Company as set forth in Section 6 of Shareholders Agreement, and otherwise comply with the provision of Section 6 of the Shareholders Agreement; the Shareholder acknowledges receipt and review of a copy of the Shareholders Agreement.

               1.2. Irrevocable Proxy.  Contemporaneously with the execution of
                    -----------------
this Agreement: (a) the Shareholder shall deliver to Littlejohn a proxy in the form attached hereto as Exhibit A, which shall become effective as of the Effective Time and shall be irrevocable to the fullest extent permitted by law (the "Irrevocable Proxy"), with respect to all Voting Securities owned of record by it; and (b) the Shareholder shall cause to be delivered to Littlejohn additional Irrevocable Proxies executed on behalf of each record owner of any Voting Securities owned beneficially (but not owned of record) by it. From time to time after the date of this Agreement: (i) if it shall become the record owner of additional Voting Securities, the Shareholder shall immediately deliver to Littlejohn an Irrevocable Proxy with respect to such additional Voting Securities; and (ii) if it shall become the beneficial owner (but not the record owner) of additional Voting Securities, the Shareholder shall immediately cause to be delivered to Littlejohn an Irrevocable Proxy with respect to such additional voting securities from the record holder of such additional Voting Securities.

               1.3. Written Consents.  The provisions of this Article 2 shall be
                    ----------------
equally applicable to any action taken or proposed to be taken by the Company's shareholders without a meeting, including any such action taken or proposed to be taken by written consent pursuant to Section 14-2-704 of the Georgia Business Corporation Code (the "GBCC").

               1.4. General.  The Company agrees to use its best efforts to
                    --------
cause the Matters to be Considered to be presented for a vote of the Company's Shareholders as soon as practicable. The Shareholder hereby confirms each and every action to be taken by Littlejohn pursuant to the Irrevocable Proxy as if it were its own and waives any right to make any claim against Littlejohn that may arise, directly or indirectly, as a result of Littlejohn's voting of any of the Securities pursuant to the Irrevocable Proxy. The Shareholder hereby agrees to defend, indemnify and hold harmless Littlejohn from and against any claims, actions, losses, suits, judgments, damages, penalties, fines and expenses (including reasonable attorneys fees and costs) arising, directly or indirectly, from a breach by the Shareholder of its representations, warranties, covenants, agreements or obligations under this Agreement.

          2.   Restrictions on Transfers of Securities. Prior to the Termination
               ---------------------------------------
Date, the Shareholder hereby agrees that it shall not Transfer, or permit the Transfer of, all or any of the Securities beneficially owned by it without the prior written consent of Littlejohn which may be given or denied in its sole discretion for any reason or for no reason. No Transfer shall be effective and the Company shall not, and shall not be compelled to, recognize any Transfer or record any Transfer on its books if such Transfer is prohibited by this Agreement, or issue any certificate representing any Securities to any Person who has received such Securities in a Transfer made in contravention of the terms of this Agreement. The parties agree that the restrictions on Transfer set forth in this Agreement are not manifestly unreasonable.

          3.   Stock Splits. If there shall be any change in the Securities of
               ------------
the Company as a result of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination, exchange or otherwise, the provisions of this Agreement shall apply with equal force to additional and/or substitute Securities, if any, received by the Shareholder in exchange for or by virtue of its ownership of Securities.

          4.   Representations and Warranties of the Shareholder. The
               -------------------------------------------------
Shareholder represents and warrants to Littlejohn, as follows.

               4.1. Ownership of Securities. The Securities listed by its name
                    -----------------------
on Schedule 1 are all of the Securities beneficially owned by it as of the date of this Agreement. It does not have any rights to acquire any additional Securities other than upon the conversion of the Securities listed on Schedule
1. It has with respect to the Securities listed by its name on Schedule 1 good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws). Neither the execution, delivery or performance of this Agreement nor the consummation of the Contemplated Transactions will result in or otherwise trigger the conversion of the Class B Common Stock owned by the Shareholder into shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), other than as required by Section 6.2 hereof.

               4.2. Power; Non-Contravention; Binding Agreement.  The
                    -------------------------------------------
Shareholder has the full, right, power and authority or, in the case of a Shareholder who is a natural person, the legal capacity) to enter into this Agreement and perform all of its obligations hereunder. Neither the execution, delivery nor performance of this Agreement by the Shareholder will violate the charter, by-laws or other organizational or constitutive documents of the Shareholder (if the Shareholder is not a natural person), or any other agreement, contract or arrangement to which the Shareholder is a party or is bound, including any voting agreement, shareholders agreement or voting trust. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, other than filings required under the federal or state securities laws, or (b) constitute a violation of, conflict with or constitute a default under (i) any law, rule or regulation applicable to the Shareholder, or (ii) any order, judgment or decree to which the Shareholder is bound.

          5.   Termination. This Agreement (other than the provisions of the
               -----------
second and third sentences of Section 1.4, and the provisions of Section 6.2 (but only if the Required Approval is received) and Sections 8 through 20 which shall survive any termination of this Agreement), shall terminate on the earlier of (i) the Termination Date, (ii) the mutual agreement of the Shareholder and Littlejohn, and (iii) ten (10) years from the date hereof.

          6.   Certain Covenants of the Shareholder.
               ------------------------------------

               6.1. Except in accordance with the express provisions of this Agreement, the Shareholder agrees not to, directly or indirectly:

                    (a) grant any proxies, deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities; or

                    (b) convert any shares of Class B Common Stock beneficially owned by it into shares of Class A Common Stock or take any action or omit to take any action which could reasonably be expected to result in the conversion of any Class B Common Stock beneficially owned by it into shares of Class A Common Stock.

               6.2. Immediately after the Required Approval is obtained, the Shareholder shall take such action pursuant to the Articles of Incorporation and otherwise to cause the Class B Common Stock beneficially owned by it to be converted into shares of Class A Common Stock as soon as possible thereafter.

               6.3. As a condition to the effectiveness of this Agreement and the Initial Closing under the Purchase Agreement, Shareholder shall deliver to Littlejohn (i) an opinion of Paul, Weiss, Rifkind, Wharton and Garrison, (ii) an opinion of Harney, Westwood & Riegels and (iii) an opinion of Smith, Gambrell & Russell LLP in substantially the forms of Exhibits 6.3(a), (b) and (c).

          7.   Stop Transfer Instructions. Immediately after the execution of
               --------------------------
this Agreement (and from time to time prior to the termination of this Agreement), the Company shall require that the transfer agent for its Securities shall make a notation in its records prohibiting the transfer of any of the Securities owned of record by the Shareholder, except in accordance with the terms and conditions of this Agreement.

          8.   Survival of Representations and Warranties. Except as expressly
               ------------------------------------------
set forth herein, the representations, warranties, covenants and agreements made by the Shareholder, or the Company in this Agreement shall survive the date hereof.

          9.   Certain Definitions. "Person" means any individual, corporation,
               -------------------
partnership, firm, joint venture, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization or Governmental Body; "Required Approval" has the meaning set forth in the Purchase Agreement; "Securities" means and include (a) all shares of the common stock and preferred stock of the Company, (b) all options, warrants or rights to acquire shares of common stock or preferred stock, (c) all securities which are convertible into or exchangeable or exercisable for, common stock or preferred stock, and (d) all other securities of the Company which may be issued in exchange for or in respect of shares of common stock or preferred stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means); "Series A Designation" means the Certificate of Designation for the Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, of the Company; "Shareholders Agreement" means that certain shareholders agreement contemplated by the Purchase Agreement; and "Transfer" means any transfer of Securities, whether by sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, pledge, hypothecation, mortgage, encumbrance or other disposition (the verb to "transfer" shall mean to sell, assign, give, dispose, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust), pledge, hypothecate, mortgage, or encumber0.

          10.  Entire Agreement; Amendment. This Agreement, together with the
               ---------------------------
documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter (including any agreements between the Shareholder and the Company regarding the voting of Securities.) This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

          11.  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors, and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          12.  Governing Law; Consent to Jurisdiction. This Agreement shall be
               --------------------------------------
construed and enforced in accordance with the laws of the State of Georgia without regard to the application of the principles of conflicts or choice of laws. Each party hereto submits to the jurisdiction of the courts of the State of Georgia in Fulton County and to the jurisdiction of the United States District Court for the Northern District of Georgia, and hereby agrees that service of process may be effected by mail, hand delivery or overnight courier service.

          13.  Injunctive Relief. The parties agree that in the event of a
               -----------------
breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          14.  Counterparts; Facsimile Signatures. This Agreement may be
               ----------------------------------
executed in any number of counterparts (including by facsimile signature), each of which shall be deemed to be an original and all of which together shall constitute one and the same documents.

          15.  Severability. Any term or provision of this Agreement which is
               ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          16.  Further Assurances. Each party hereto shall execute and deliver
               ------------------
such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

          17.  No Third Party Beneficiaries; No Partnership or Fiduciary
               ---------------------------------------------------------
Relationship. Nothing in this Agreement, expressed or implied, shall be
------------
construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein. Nothing in this Agreement shall create, or is intended to create, a fiduciary relationship between the Shareholder and Littlejohn or a partnership or similar arrangement between the Shareholder and Littlejohn.

          18.  Legal Expenses. In the event any legal proceeding is commenced by
               --------------
any party to this Agreement to enforce, or recover damages for any breach of, the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorneys fees and disbursements.

          19.  Interpretation. Unless the context of this Agreement otherwise
               --------------
requires, (i) words of any gender include each gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          20.  Effectiveness. This Agreement shall become effective as of the
               -------------
closing of the transaction contemplated by the Purchase Agreement to be consummated at the Initial Closing (as defined in the Purchase Agreement), and only if the Initial Closing actually occurs.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                    PAMECO CORPORATION



                                    By: /s/ Mark S. Sellers
                                        --------------------------------------
                                        Name: Mark S. Sellers
                                        Title: Vice Chairman and
                                               Chief Financial Officer


                                    LITTLEJOHN FUND II, L.P.

                                    By: Littlejohn Associates II, L.L.C.
                                         its General Partner



                                         By: /s/ Angus C. Littlejohn, Jr.
                                             ---------------------------------
                                             Name: Angus C. Littlejohn, Jr.
                                             Title: Managing Member


                                    TERBEM LIMITED


                                    By: /s/ J. Willem Uhrig
                                        --------------------------------------
                                        Name: J. Willem Uhrig
                                        Title:  Attorney-in-Fact